     As filed with the Securities and Exchange Commission on August 11, 2000

                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             VINA TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                DELAWARE                                 77-0432782
----------------------------------------    ------------------------------------
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

           39745 EUREKA DRIVE
           NEWARK, CALIFORNIA                               94560
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


                        2000 EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plans)

                                    Copy to:

            STEVEN M. BAUMAN
 President and Chief Executive Officer                 STANTON D. WONG
        VINA Technologies, Inc.                 Pillsbury Madison & Sutro LLP
           39745 Eureka Drive                           P.O. Box 7880
            Newark, CA 94560                    San Francisco, CA 94120-7880
             (510) 492-0800                            (415) 983-1000
----------------------------------------    ------------------------------------
  (Name, address and telephone number,
   including area code, of agent for
                service)


                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------
 TITLE OF SECURITIES    AMOUNT TO BE    PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
  TO BE REGISTERED       REGISTERED      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
                                          PER SHARE(1)          PRICE(1)             FEE
--------------------------------------------------------------------------------------------
Common Stock, par
value $0.0001.......  1,000,000 shares       $13.94           $13,940,000          $3,680
--------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices as reported on the Nasdaq National Market on August 10, 2000.

                                -----------------

        The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

        The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

        (1) Registrant's prospectus dated August 10, 2000 filed pursuant to Rule 424(b) under the Securities Act of 1933 (in connection with Registrant's Registration Statement on Form S-1, File No. 333-36398 (the "Form S-1 Registration Statement")), which contains our audited consolidated financial statements for the fiscal years ended December 31, 1997, 1998 and 1999.

        (2) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed July 20, 2000.

        In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VIII of the Registrant's Restated Certificate of Incorporation (Exhibit 3.(i)2 to the Form S-1 Registration Agreement) and Article V of the Registrant's Bylaws (Exhibit 3.(ii)2 to the Form S-1 Registration Agreement) provide for indemnification of the

Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law (Exhibit 10.5 to the Form S-1 Registration Statement).

        The Underwriting Agreement (Exhibit 1.1 to the Form S-1 Registration Statement) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        See Index to Exhibits.

Item 9. Undertakings.

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on August 11, 2000.

                              VINA TECHNOLOGIES, INC.



                              By            /s/ STEVEN M. BAUMAN
                                  -------------------------------------------
                                               Steven M. Bauman
                                    President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


              Name                                  Title                      Date
              ----                                  -----                      ----
       /s/ STEVEN M. BAUMAN           Chief Executive Officer,            August 11, 2000
------------------------------        President and Director (Principal
        Steven M. Bauman              Executive Officer)



                *                     Vice President, Finance and         August 11, 2000
------------------------------        Administration and Chief
   Stanley E. Kazmierczak             Financial Officer (Principal
                                      Financial and Accounting Officer)




                *                     Director                            August 11, 2000
------------------------------
       Jeffrey M. Drazan



                *                     Director                            August 11, 2000
------------------------------
          John F. Malone

              Name                                  Title                      Date
              ----                                  -----                      ----
                *                     Director                            August 11, 2000
------------------------------
      Frank J. Marshall



                *                     Director                            August 11, 2000
------------------------------
      Philip J. Quigley



                *                     Director                            August 11, 2000
------------------------------
       Joshua W. Soske



                *                     Director                            August 11, 2000
------------------------------
        W. Michael West

*By:    /s/ STEVEN M. BAUMAN
    ---------------------------
         Steven M. Bauman
        Attorney in Fact                                                  August 11, 2000

                                INDEX TO EXHIBITS


Number                                       Exhibit
------                                       -------
   5.1           Opinion regarding legality of securities to be offered.
  23.1           Independent Auditors' Consent.
  23.2           Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).
  24.1           Power of Attorney (see page 5).